Bank of America Corporation and Subsidiaries                       Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

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
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                                                                                              Year Ended December 31
                                                                 Six Months     ------------------------------------------------
                                                                   Ended
(Dollars in millions)                                           June 30, 2000    1999      1998       1997      1996      1995
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
Excluding Interest on Deposits
Income before income taxes                                           $6,787     $12,215   $ 8,048   $10,556   $ 9,311   $ 8,377
Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                           (13)       (167)      162       (49)       (7)      (19)
Fixed charges:
     Interest expense (including capitalized interest)                6,453      10,084     9,479     8,219     7,082     6,354
     1/3 of net rent expense                                            181         342       335       302       282       275
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        Total fixed charges                                           6,634      10,426     9,814     8,521     7,364     6,629
Preferred dividend requirements                                           5          10        40       183       332       426
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Earnings (excluding capitalized interest)                           $13,408     $22,474   $18,024   $19,028   $16,668   $14,987
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Fixed charges and preferred dividends                                $6,639     $10,436    $9,854    $8,704    $7,696    $7,055
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Ratio of earnings to fixed charges and preferred dividends             2.02        2.15      1.83      2.19      2.17      2.12
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
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                                                                                            Year Ended December 31
                                                                Six Months    --------------------------------------------------
                                                                   Ended
(Dollars in millions)                                          June 30, 2000   1999        1998      1997       1996     1995
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
Including Interest on Deposits
Income before income taxes                                         $6,787     $12,215     $ 8,048   $10,556   $ 9,311   $ 8,377
Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                         (13)       (167)        162       (49)       (7)      (19)
Fixed charges:
     Interest expense (including capitalized interest)             11,668      19,086      20,290    18,903    16,682    16,369
     1/3 of net rent expense                                          181         342         335       302       282       275
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        Total fixed charges                                        11,849      19,428      20,625    19,205    16,964    16,644

Preferred dividend requirements                                         5          10          40       183       332       426
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Earnings (excluding capitalized interest)                         $18,623     $31,476     $28,835   $29,712   $26,268   $25,002
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Fixed charges and preferred dividends                             $11,854     $19,438     $20,665   $19,388   $17,296   $17,070
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Ratio of earnings to fixed charges and preferred dividends           1.57        1.62        1.40      1.53      1.52      1.46
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